 PURCHASE AGREEMENT

    THIS PURCHASE AGREEMENT (the "Agreement") is dated as of the 1st day of
August, 2008 (the "Effective Date") between RUTH'S HOSPITALITY GROUP, INC.
("Parent"), RCSH OPERATIONS, LLC, a Louisiana limited liability company, RCSH
OPERATIONS, INC., a California corporation and RHG KINGFISH, LLC, a Florida limited liability company (Parent, and such other entities, collectively, "Seller"), and SOVEREIGN
INVESTMENT COMPANY, a California corporation ("Purchaser").
R E C I T A L S :
      Purchaser desires to purchase, and Seller is willing to sell, the Properties (defined hereinafter) upon the terms and conditions set out hereinafter.
      NOW, THEREFORE, in consideration of the terms, covenants and conditions set forth in this Agreement, Seller and Purchaser hereby agree as follows:
      1.        Agreement to Sell and Convey. Seller hereby agrees to sell and convey to
Purchaser, and Purchaser hereby agrees to purchase from Seller, subject to the terms and conditions hereinafter set forth, all of those five (5) parcels of land (each a "Parcel" and collectively, the "Parcels") particularly described on Exhibit A attached hereto, together with all of Seller's right, title and interest in and to:
            (a)        all buildings, structures, and improvements on a Parcel (the
"Improvements"; together with the Parcel, the "Property"; and all five (5) Properties are sometimes hereinafter referred to collectively as the "Properties"), including, without limitation, all fixtures, machinery, apparatus, equipment, fittings and appliances of every kind and nature whatsoever now or hereafter affixed or attached to or installed in any of the Properties (except as hereafter provided), including all electrical, anti-pollution, heating, lighting (including hanging fluorescent lighting), incinerating, power, air cooling, air conditioning, humidification, sprinkling, plumbing, lifting, cleaning, fire prevention, fire extinguishing and ventilating systems, devices and machinery and all engines, pipes, pumps, tanks (including exchange tanks and fuel storage tanks), motors, conduits, ducts, steam circulation coils, blowers, steam lines, compressors, oil burners, boilers, doors, windows, loading platforms, lavatory facilities, stairwells, fencing (including cyclone fencing), passenger elevators, together with all additions thereto, substitutions therefor and replacements thereof (collectively, the "Equipment"), but excluding the following: Seller's personal property, trade fixtures and free-standing equipment located on each Parcel which are not deemed to constitute real property fixtures and including any trademarked items and proprietary warming ovens; and
            (b)        all of the easements benefiting, and rights of access appurtenant to, each
Property; and
            (c)        individually and together, the rights and appurtenances pertaining to each
Property, including any adjacent streets, roads, alleys, accesses, and rights-of-way.
      2.        Purchase Price. Purchaser shall pay Seller the sum of Seventeen Million Five
Hundred Seventy-Eight Thousand Nine Hundred Fifty-Nine Dollars ($17,578,959) for the
Properties (the "Purchase Price") as allocated as set forth on Exhibit B, as follows:
            (a)        Deposit. Within three (3) business days following execution of this
Agreement by Seller and Purchaser (the date of such mutual execution being the "Effective
Date"), Purchaser shall deposit in escrow with the Title Company (defined hereinafter) in accordance with wire transfer instructions to be provided by the Title Company, the sum of Two
Hundred Fifty Thousand Dollars ($250,000) (the "First Installment") which shall be fully refundable to Purchaser on or before expiration of the Approval Period, and shall be held in an interest bearing money market account. If Purchaser elects to proceed with its purchase of the
Property pursuant to Section 4(b) hereof, then on or before expiration of the Approval Period,
Purchaser shall deposit in escrow with the Title Company, an additional Two Hundred Fifty
Thousand Dollars ($250,000) (the "Second Installment", together with the First Installment, and all interest accrued thereon, is hereinafter collectively referred to as the "Deposit"), which
Deposit shall be held in accordance with the terms of this Agreement and applied to the Purchase
Price at Closing (defined below) if the transaction is consummated or paid to Seller or Purchaser as provided in this Agreement in the event the transaction is not consummated. The Deposit shall be held in an interest bearing money market account reasonably acceptable to Purchaser and Seller and all interest earned on the Deposit shall be paid to the party entitled to the Deposit.
            (b)        Balance of Purchase Price. The balance of the Purchase Price shall be paid, plus or minus closing adjustments, as the case may be, less the Deposit and all accrued interest thereon, to Seller upon Closing by wire transfer of immediately available U.S. funds in accordance with wire transfer instructions to be provided by or on behalf of Seller on or prior to the Closing Date (defined below). Seller acknowledges and agrees that the Purchase Price allocations set forth on Exhibit B attached to this Agreement are subject to such commercially reasonable adjustments prior to Closing as Purchaser may reasonably require, so long as the aggregate Purchase Price remains the same.
      3.        Due Diligence Items. At Seller's sole cost and expense, Seller shall, within five
(5) days of the Effective Date, furnish to Purchaser true, correct and complete copies of the following items with respect to each Property that are in Seller's possession (collectively, the
"Due Diligence Items"):
            (a)        any title insurance policy, title insurance commitment or preliminary title report in Seller's possession, including all title exceptions;
            (b)        any survey, plot plan, subdivision plan or site plan in Seller's possession;
            (c)        any documentation regarding the environmental condition of the Property, including, but not limited to, any Phase I or II environmental studies or reports procured by or on behalf of Seller, together with reliance letters from the firms that prepared such Phase I or II environmental studies or reports which reliance letters shall be addressed to Purchaser and
Purchaser's lender (it being understood that the reliance letters may be delivered to Purchaser within twenty (20) days of the Effective Date);
            (d)        written evidence from the appropriate governmental authority that Seller exists and, if applicable, is in good standing in its jurisdiction of organization and is qualified to conduct business and is in good standing in the jurisdictions in which Seller owns Properties;
            (e)        all contracts to which Seller is or will be a party relating to the
Improvements located on each Parcel that will be binding on Purchaser after the Closing;

            (f)        all leases and all amendments thereto, and any agreements conferring rights to use or occupy the Property ;
            (g)        all as-built plans and specifications for all of the Improvements in Seller's possession;
            (h)        all written warranties from third parties relating to the Improvements in
Seller's possession (the "Warranties");
            (i)        property condition, engineering and other reports in Seller's possession relating to the condition of the Property;
            (j)        all requested financial information (the "Financial Statements"), including (i) operating statements for each Property for the last three (3) years and current year to date; and (ii) the audited financial statements for the Seller for the last three (3) years, and current year to date;
            (k)        evidence of existing liability and hazard insurance;
            (l)        certificates of occupancy relating to each Parcel;
            (m)        any soils reports or geotechnical reports in Seller's possession regarding any Property;
            (n)        sources and uses statement setting out the use of the proceeds of this transaction;
            (o)        company and store-level financial projections; and
            (p)        any other documents in Seller's possession reasonably requested by
Purchaser relating to the Property and/or the Seller.
Seller has no actual knowledge that any of the documents or written information provided to
Purchaser by Seller or on its behalf in connection with the transaction is materially inaccurate or incomplete or contains any material untrue statements of fact or omits any material fact.

      4.        Approval Period
            (a)        During the period commencing on the Effective Date and ending on the date that is thirty (30) days after the later of (i) the Effective Date, or (ii) the date that Purchaser receives the Due Diligence Items (the "Approval Period") (and if Purchaser does not terminate this Agreement on or before expiration of the Approval Period, then at all times thereafter and prior to the Close of Escrow or earlier termination of this Agreement pursuant to its terms),
Purchaser and its agents, consultants, representatives and employees shall be entitled to enter upon the Properties and conduct any and all physical inspections of each Property which
Purchaser deems to be appropriate or necessary, including, without limitation, surveys, physical inspections or examinations of the Improvements, soil tests, environmental studies and tests, and any other due diligence investigation relating to Purchaser's proposed ownership of the
Properties. Purchaser shall not unreasonably interfere with the ongoing business conducted at the Properties. As to any such investigation, Purchaser shall restore the Properties to the same condition as existed prior to any such investigation, provided, however, that Purchaser shall have no liability for or obligation to remedy any conditions or defects in, on, under or about any
Property (i) not caused by Purchaser, including those conditions and defects discovered during
Purchaser's investigations and inspections; (ii) resulting from the acts or omissions of Seller or any of Seller's agents, engineers, contractors, consultants, employees or representatives, or other prospective purchasers of any Property; or (iii) any losses, damages, liabilities, claims, costs and expenses (including, without limitation, claims for diminution in value) in any way related to the matters described in (i) and/or (ii) immediately above. Except with respect to the matters described in subsections (i), (ii) and/or (iii) above, Purchaser agrees to indemnify and hold harmless Seller from and against, and to reimburse Seller with respect to any and all claims, demands, causes of action, loss, damage, liabilities, costs and expenses (including reasonable attorneys' fees and disbursements) asserted against or incurred by Seller by reason of or arising out of any of Purchaser's on-site investigations. Prior to any entry on the Property by Purchaser before the Closing, Purchaser shall advise Seller of the date and time of such entry and secure and maintain a comprehensive general liability and property damage policy in an amount of not less than One Million Dollars ($1,000,000), which will cover the activities of Purchaser and its agents on the Property and shall name Seller an additional insured thereunder.
            (b)        Prior to expiration of the Approval Period, Purchaser may elect to terminate this Agreement for any reason or no reason by giving written notice of Purchaser's election to terminate this Agreement to Seller or by failing to deliver any written notice to
Purchaser. If Purchaser fails to give such termination notice on or prior to the expiration of the
Approval Period, Purchaser shall be deemed to have elected to terminate this Agreement. Upon such termination, the Deposit and all accrued interest thereon shall be returned to the Purchaser and thereafter, neither party shall have any obligations or liabilities under this Agreement except for those expressly intended to survive the termination of this Agreement. In the event Seller fails to comply with its obligations as provided above or Purchaser elects to terminate this
Agreement as provided above, the Title Company shall upon receipt of a notice from Purchaser stating either such circumstance, promptly return the Deposit and all interest accrued thereon to
Purchaser without the necessity of further instruction. Thereafter, this Agreement shall be null and void and neither party shall have any further liability or obligation to the other except for those obligations expressly intended to survive termination of this Agreement.
            (c)        During the Approval Period, Purchaser shall have the option of obtaining, at Seller's sole cost and expense, a new title commitment for each Property (the "Title
Commitment") issued by a title company selected by Purchaser ("Title Company") and a new survey of each Property (the "Survey"). In the event (i) a Survey shows any easement, right-of-
way, encroachment, conflict, protrusion or other matter affecting the Property that is unacceptable to Purchaser, or (ii) any exceptions appear in any Title Commitment that are unacceptable to Purchaser, Purchaser shall, within ten (10) days of Purchaser's receipt of the
Title Commitment (together with copies of all underlying documents) and Survey for all of the
Properties, notify Seller in writing of such facts and the reasons therefor (collectively, the
"Purchaser's Objections"). Upon the expiration of the Approval Period, except for Purchaser's
Objections if same are timely raised, Purchaser shall be deemed to have accepted the form and substance of the Survey and all exceptions to the Title Commitment (except for those items
Seller is obligated to discharge as set forth in this Section 4(c)) and other items shown therein
(the "Permitted Exceptions"). No later than ten (10) days after delivery of Purchaser's
Objections, Seller shall notify Purchaser in writing as to whether Seller intends to take such actions that are necessary to reasonably address Purchaser's Objections at or before the Closing.
Notwithstanding anything to the contrary contained herein and except for any mortgages, judgments, mechanics liens and security interests against any of the Properties (or against property included within a Property) which Seller shall satisfy and remove at Closing, Seller shall have no obligations to eliminate or modify any of the Purchaser's Objections (except that
Seller shall be obligated to deliver to the Title Company a customary owner's affidavit, gap indemnity and such other similar agreements in order to enable the Title Company to insure title). If Seller is unable or unwilling to eliminate or modify all of Purchaser's Objections to the reasonable satisfaction of Purchaser, Purchaser may (as its sole and exclusive remedy) terminate this Agreement by delivering notice thereof in writing to Seller and Title Company on or prior to the date which is ten (10) days following expiration of the Approval Period, in which event, the
Deposit and all accrued interest thereon will be returned to Purchaser and thereafter, neither party shall have any obligations or liabilities under this Agreement except for those expressly intended to survive the termination of this Agreement.
      5.        Leases.
            (a)        Seller or a subsidiary of Seller and Purchaser will enter into a lease at
Closing with respect to each Property, and each such lease shall be on a lease form to be agreed upon in writing between Seller and Purchaser during the Approval Period and attached hereto as
Exhibit C, with only such changes thereto as may be requested by Landlord's local counsel to incorporate state-specific lease provisions. All of the leases described in this Section 5(a) are referred to hereinafter collectively as the "Leases." The entity executing the Lease shall sometimes be referred to herein as "Tenant."
            (b)        The initial aggregate annual Minimum Rent (as defined in each Lease)
under all of the Leases shall equal $1,485,422.00 and the annual Minimum Rent shall be allocated among the Properties as more particularly set forth on Exhibit B attached hereto, which allocation may be adjusted by Purchaser based on Purchaser's review of appraisals and other factors with respect to each Property. The Annual Minimum Rent shall be subject to increase in accordance with the terms of the Leases. The annual Minimum Rent under each Lease shall be increased by four percent (4%) as of the commencement of the third lease year and shall be increased annually thereafter by one and three-quarter percent (1.75%). The initial term of each of the Leases shall be set forth on Exhibit B attached hereto and each of the Leases shall have two (2) five-year extension options.
      6.        Representations and Warranties of Seller; Representations and Warranties
of Purchaser.
        Seller hereby makes all of the following representations and warranties, all of which
Seller represents are true and correct as of the Effective Date and again as of the Closing Date:
            (a)        Seller is duly created, validly existing and in good standing pursuant to the laws of the jurisdiction of its organization and is duly qualified to do business and is in good standing in the jurisdictions in which the Properties are situated.
            (b)        Seller is authorized and empowered to enter into this Agreement and perform all of its obligations under this Agreement without any qualification whatsoever. This
Agreement is legally binding upon Seller and enforceable against Seller in accordance with all of its provisions. The person signing this Agreement on behalf of Seller has been duly authorized to sign and deliver this Agreement on behalf of Seller.
            (c)        The execution and delivery of this Agreement, and the performance of
Seller's obligations under this Agreement, will not violate or breach, or conflict with, the terms, covenants or provisions of any agreement, contract, note, mortgage, indenture or other document of any kind whatsoever to which Seller is a party or to which any Property is subject.
            (d)        At Closing, Seller will be the sole owner of good and marketable fee simple title to each Property, subject only to the Permitted Exceptions. Except for the Permitted
Exceptions affecting a particular Property, there are, as of the Effective Date, and there will be, as of the Closing, no other liens, encumbrances or matters affecting a Property.
            (e)        To Seller's knowledge, there has been no "release" of any hazardous substances on or about any of the Properties or on or about any real property surrounding any of the Properties which might affect any of the Properties. For the purposes of this Agreement, the terms "hazardous substances" and "release" shall have the definitions used in the Comprehensive
Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. ("Superfund
Act"); provided, however, that the definition of the term "hazardous substances" shall also include (if not included within the definition contained in the Superfund Act), petroleum and related by-products, hydrocarbons, radon, asbestos, urea formaldehyde and polychlorinated biphenyl compounds ("PCBs"). To Seller's knowledge, none of the following are present on any of the Properties: (a) any landfill, waste pile, underground storage tank or surface impoundment;
(b) any asbestos-containing materials; or (c) any PCB's.
            (f)        To Seller's knowledge (1) the existing use and condition of each Property does not violate any zoning, environmental, building, health, fire or similar statute, ordinance, regulation or code, (2) each Property is in compliance with all governmental permits and current zoning requirements, including, all parking requirements, and each Property is not a non-
conforming or special use, and (3) each Property includes all rights to any off-site facilities necessary to ensure compliance with zoning, building, health, fire, water use or similar statutes, laws, regulations and orders.
            (g)        Seller has received no notice (written or otherwise) from any governmental agency alleging a violation of any statute, ordinance, regulation or code with respect to any of the Properties, whether or not such violation has been cured.
            (h)        There are no pending nor, to Seller's knowledge, threatened matters of litigation, administrative action or examination, government investigation, claim or demand (a
"Claim") relating to the Seller, a Property or Seller's interest in a Property.
            (i)        There is no pending nor, to Seller's knowledge, contemplated or threatened eminent domain, condemnation or other governmental taking or proceeding relating to a Property or any part thereof.
            (j)        To Seller's knowledge, there are no public improvements in the nature of off-site improvements (or otherwise) which have been ordered to be made and/or which have not previously been assessed and there are no special or general assessments pending against or affecting a Property which are not disclosed on the public records.
            (k)        Seller is not a party to, and no Property is subject to, any binding contract or agreement of any kind whatsoever that will be binding on Purchaser after the Closing or that is a sale or lease agreement pertaining to the Property, written or oral, with respect to such
Property, other than this Agreement.
            (l)        All bills and invoices for labor and material of any kind relating to each
Property have been paid in full and, as of the Closing Date, there will be no liens or other claims outstanding or available to any party in connection with a Property.
            (m)        Seller has not executed or entered into any other binding agreement to purchase, sell, option, lease, mortgage or otherwise dispose of or alienate all or any portion of any of the Properties, other than this Agreement and the Leases.
            (n)        To Seller's knowledge, all of the Improvements on each Property are in good working order, condition and repair and are not in need of repair or replacement (subject to ordinary wear and tear).
            (o)        All utility services, including sanitary sewer, water, electric power and telephone service, and to the extent required by applicable law, storm, are available to each
Property in form, properly sized and with capacity sufficient for the useful enjoyment and operation of each Property for its intended use and all assessments, impact fees, development fees, tap-on fees or recapture costs then due and payable in connection therewith will be paid prior to Closing except the usual and customary charges involved in the ordinary course of business and specifically identified in the budget that has been approved by Purchaser.
            (p)        No broker, finder, agent or other intermediary has or will have any right or claim against Purchaser for any commission, finder's fee or similar amount arising in connection with leases for space in Property entered into prior to the Closing, unless said right or claim is a result of the actions of Purchaser with respect to such broker in connection with a Property or unless such commission are both approved in writing by Purchaser.
            (q)        Each Property constitutes one tax parcel which does not include any real estate other than the Parcel. The Property is not currently subject to a tax abatement. Any tax rollback or additional tax due or which may become due as the result of a Property's having been assessed with an agricultural, timber, open use or other special use designation within the preceding five (5) years shall be paid by Seller or Seller's predecessor in title.
            (r)        Seller is not a "foreign person" as defined in Internal Revenue Code
Section 1445 and any related regulations.
            (s)        Seller and, to Seller's knowledge, no person or entity who owns a direct interest in Seller is not now nor shall it be at any time during the term of this Agreement a person or entity with whom a United States citizen or any entity organized under the laws of the United
States or its constituent states, including a financial institution (as defined under applicable federal codes), is prohibited from transacting business of the type contemplated by this
Agreement, whether such prohibition arises under U.S. law, regulation, executive orders and lists published by the Office of Foreign Assets Control, Department of the Treasury ("OFAC")
(including those executive orders and lists published by OFAC with respect to Specially
Designated Nationals and Blocked Persons) or otherwise. Seller represents and warrants that it is in compliance with any and all applicable provisions of The United and Strengthening
America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of
2001, Pub. L. No. 107-56 (2001) (the "Patriot Act").
            (t)        Seller, nor any holder of a direct interest in Seller, to Seller's knowledge,
(a) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any Anti
Money Laundering Laws; (b) has been assessed civil or criminal penalties under any Anti Money
Laundering Laws; (c) has been convicted of any crimes involving moral turpitude or tax fraud;
and (d) has had any of its funds seized or forfeited in any action under any Anti Money
Laundering Laws. As used herein, "Anti Money Laundering Laws" means those laws, regulations and sanctions, state and federal, criminal and civil, that (a) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (b) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States; (c) require identification and documentation of the parties with whom a Financial Institution conducts business; or (d) are designed to disrupt the flow of funds to terrorist organizations. Such laws, regulations and sanctions shall be deemed to include the Patriot Act, the Bank Secrecy Act , the Trading with the
Enemy Act, 50 U.S.C. App. Section 1 et seq., the International Emergency Economic Powers
Act, 50 U.S.C. Section 1701 et seq., and the sanction regulations promulgated pursuant thereto by the OFAC, as well as laws relating to prevention and detection of money laundering in 18
U.S.C. Sections 1956 and 1957.
Seller acknowledges and agrees that the foregoing representations and warranties constitute a material inducement to Purchaser to enter into this Agreement. Seller further acknowledges and agrees that the representations and warranties set forth above shall survive the Closing for a period of one (1) year from the date of Closing. Seller agrees to indemnify, defend (with counsel reasonably acceptable to Purchaser) and hold Purchaser harmless from and against all damages, costs, expenses, claims and liabilities paid or incurred by Purchaser (including, but not limited to reasonable attorneys fees and costs) as a result of any representation or warranty set forth above not being true and correct.
        Purchaser hereby makes all of the following representations and warranties, all of which Purchaser represents are true and correct as of the Effective Date and again as of the
Closing Date:
        (a)        Purchaser is duly created, validly existing and in good standing pursuant to the laws of the jurisdiction of its organization and is duly qualified to do business and is in good standing in the jurisdictions in which the Properties are situated.
        (b)        Purchaser is authorized and empowered to enter into this Agreement and perform all of its obligations under this Agreement without any qualification whatsoever. This
Agreement is legally binding upon Purchaser and enforceable against Purchaser in accordance with all of its provisions. The person signing this Agreement on behalf of Purchaser has been duly authorized to sign and deliver this Agreement on behalf of Purchaser.
        (c)        The execution and delivery of this Agreement, and the performance of
Purchaser's obligations under this Agreement, will not violate or breach, or conflict with, the terms, covenants or provisions of any agreement, contract, note, mortgage, indenture or other document of any kind whatsoever to which Purchaser is a party or to which any Property is subject.
      7.        Covenants of Seller.
            (a)        Until the Closing, Seller shall operate and/or cause each Property to be operated in accordance with prudent management and operating standards and practices, and make or cause to be made all repairs, replacements and maintenance with respect to each
Property such that it is in good condition at Closing without the need at Closing for any repairs.
            (b)        Until the Closing, Seller shall pay on a timely basis all bills and discharge all obligations arising from ownership, operation, management, repair and maintenance of each
Property.
            (c)        Until the Closing, Seller shall (i) keep (or cause to be kept) each Property fully insured in accordance with prudent and customary practice; (ii) not alienate, encumber or transfer any Property or any part thereof in favor of or to any other person or entity, and (iii) not execute any new lease without Purchaser's prior written consent.
            (d)        From and after the Effective Date until the Closing Date, Seller shall promptly give Purchaser written notice of any change in the status of title to any Property, and
Seller shall not encumber any Property with any liens, encumbrances or other instruments creating a cloud on title or securing a monetary obligation with any Property.
            (e)        Prior to Closing, Seller shall not enter into any contract that will be binding against any Property or the Purchaser after Closing without the prior written consent of
Purchaser, which consent shall not be unreasonably withheld or delayed.
            (f)        Prior to Closing, Seller shall promptly notify Purchaser of any material change, of which Seller has knowledge, with respect to the Property or any information heretofore or hereafter furnished to Purchaser with respect to the Property, including, without limitation, any such change which would make any portion of this Agreement, including the representations, warranties, covenants and agreements contained herein untrue or materially misleading
            (g)        At any time up to and including the date of Closing, if the Financial
Statements delivered from time to time change in a material adverse manner or there is a change in a material adverse manner from the latest Financial Statements delivered to Purchaser, or if there is a material adverse change in the financial condition of Seller or the Properties, Purchaser shall have the right in its sole discretion, upon written notice to Seller, to terminate this
Agreement. Upon such termination, the Deposit and all accrued interest thereon shall be returned to Purchaser and neither party shall have any further obligations under this Agreement except for those expressly intended to survive the termination of this Agreement.
      8.        Conditions to Purchaser's Obligation to Close. The obligations of Purchaser under this Agreement are subject to satisfaction of all of the conditions set forth in this Section 8, all of which must be satisfied as of the Closing, unless otherwise set forth below (the
"Conditions Precedent"). Purchaser may waive any or all of the Conditions Precedent in whole or in part but any such waiver shall be effective only if made by Purchaser in writing. After the
Closing, any such Condition Precedent that has not been satisfied shall be treated as having been waived in writing. No such waiver (whether in writing or deemed to have occurred at Closing)
shall constitute a waiver by Purchaser of any of its rights or remedies if Seller defaults in the performance of any covenant or agreement to be performed by Seller or if Seller breaches any representation or warranty made by Seller in this Agreement. If any condition set forth in this
Section 8 is not fully satisfied or waived in writing by Purchaser, this Agreement shall terminate, the Deposit shall be promptly returned to Purchaser, and Seller shall not be released from liability if Seller defaults in the performance of any such covenant or agreement to be performed by Seller or if Seller breaches any such representation or warranty made by Seller before such termination.

            (a)        At Closing, Tenant shall have executed and delivered two (2) Leases for each
Property to the Title Company, and Tenant shall have executed and delivered to Purchaser, and
Purchaser and Purchaser's lender shall have approved, a tenant estoppel certificate for each of the Leases, in form and substance required by Purchaser or Purchaser's lender (collectively, the
"Estoppel Certificates"). If Seller or any affiliate or subsidiary of Seller is leasing any of the
Properties from Seller or any affiliate or subsidiary of Seller, Seller shall deliver to Purchaser lease termination agreements in form and substance satisfactory to Purchaser.

            (b)        With respect to those Properties for which Parent is not executing the Lease,
Parent shall have entered into a Guaranty and Suretyship Agreement with respect to such Lease guarantying Tenant's obligations under such Lease, in form and substance required by Purchaser and containing such changes as may be recommended by Purchaser's local counsel (each, a
"Guaranty" and collectively, the "Guarantees"). Tenant shall have executed, acknowledged and delivered to the Title Company, any subordination, non-disturbance and attornment agreement required by Purchaser's lender for each Property (the "SNDA's").

            (c)        Seller shall have received a written opinion from counsel (which may be in-
house counsel) for Seller under each Lease stating that each Lease has been duly authorized, executed and delivered by Seller; the execution and performance of each Lease by Seller will not conflict with a result in a breach under any of the Seller's organizational documents or agreements to which it is a party or by which it is bound; the Lease is enforceable in accordance with its terms, subject to customary enforceability exceptions; and containing such other items reasonably requested by Purchaser.

            (d)        Seller shall have delivered to Purchaser such partial termination of UCC-1 financing statements from Seller's lenders' so that the personal property and fixtures to be conveyed by Seller to Purchaser in accordance with Section 1(a) of this Agreement can be conveyed free and clear of all liens and security interests in favor of Seller's lenders.

            (e)        As of the Closing, no damage to a Property from fire, casualty or other occurrence shall have occurred and not been repaired.

            (f)        No Property shall be the subject of any eminent domain or condemnation proceedings, actual or, to Seller's knowledge, threatened.

            (g)        On or prior to the Closing there shall not have been filed by or against Seller a petition in bankruptcy or a petition or answer seeking an assignment for the benefit of creditors, the appointment of a receiver, trustee, liquidation or dissolution or similar relief under the U.S.
Bankruptcy Code or any state law, and there shall have been no material change in the financial condition of Seller.

            (h)        All of Seller's representations and warranties in this Agreement or in any certificate or document delivered or to be delivered in connection with this Agreement shall be true, correct and complete in all material respects, and all covenants required to be performed by
Seller prior to Closing shall have been performed or satisfied.

            (i)        No order of any court or administrative agency shall be in effect which restrains or prohibits the occupancy of the Improvements at each Property. No suit, action or proceeding in which it will be, or it is, sought to restrain or prohibit the use or occupancy of the
Improvements at each Property.

            (j)        Purchaser shall have received copies of all temporary or permanent certificates of approval or occupancy for the Improvements on each Parcel issued by the relevant governmental authorities and all other certifications, permits, and licenses issued by the relevant governmental authorities and all other Approvals as are necessary to occupy and use the Property for its intended use.

            (k)        Seller shall deliver to Purchaser an as-built survey which shall not show any defects, gaps, gores, encumbrances, easements, encroachments, rights of third parties or other defects or matters with respect to the Property which render title unmarketable or which differ from that shown on the Survey, other than the Permitted Exceptions, and which shall not indicate any violations of any applicable building or zoning code.

            (l)         At the Closing, the Title Company shall be unconditionally and irrevocably committed to issue to Purchaser an ALTA Extended Coverage Policy of Title Insurance for each
Property, containing such endorsements as Purchaser may require, insuring that fee simple absolute title to the Property is vested in Purchaser, with liability limits equal to the allocated portion of the Purchase Price for the subject Property, subject only to the Permitted Exceptions.

            (m)        Purchaser shall have received evidence reasonably satisfactory to Purchaser that water, sewer, electric and telephone utilities have been installed, enter each Property through streets dedicated to the public or public or private easements benefiting a Property and are fully operational and are actually operating.

            (n)        Purchaser shall have received evidence there have been no violations of environmental laws since the expiration of the Approval Period.

            (o)        Purchaser shall have received true and correct copies of all current property tax bills and assessment notices pertaining to the Property.

            (p)        To the extent required by law, Purchaser shall have received evidence that
Seller has complied with any applicable bulk sales or similar laws in the state where each
Property is located and that Seller has given any notices (and/or paid any tax) required by local law to be given or paid.

            (q)        Purchaser shall have received evidence that all of the insurance policies required to be maintained by Seller, as the tenant, pursuant to each Lease are in full force and effect, and that Purchaser and Purchaser's lender have been named as an additional insureds as required under the Leases.

            (r)        At Closing (i) Seller shall deliver to Purchaser a certified balance sheet and year to date income statement for Seller, both of which should be prepared as of the Closing Date so as to reflect the economic impact of the sale of the Properties.

            (s)        Seller and Purchaser shall have agreed upon the form of Lease.

      9.        Closing. Seller and Purchaser shall consummate the transactions contemplated by this Agreement (the "Closing" or the "Close of Escrow") through an escrow with the Title
Company acting as escrow agent. Unless otherwise mutually agreed to by Purchaser and Seller in writing, the Closing shall occur fifteen (15) business days following expiration of the
Approval Period. Purchaser shall have the option to extend the foregoing date for an additional ten (10) business days, by giving written notice to Seller at least three (3) days in advance, and by sending an additional Two Hundred Fifty Thousand Dollars ($250,000) (the "Extension
Deposit") to the Title Company to be held by the Title Company along with the Deposit. The
Extension Deposit shall be refundable or non-refundable to Purchaser on the same terms and conditions as the Deposit, and shall be applicable to the Purchase Price at Closing. The date on which Closing occurs is referred to herein as the "Closing Date". Seller and Purchaser may submit individual escrow instructions to the title company, provided such instructions do not conflict with the terms of this Agreement.
      10.        Seller's Obligations at the Closing. At the Closing and in connection with each
Property, Seller shall, at its sole cost and expense:
            (a)        execute and deliver to Purchaser a special warranty deed (in a form approved by Purchaser) conveying fee simple title to each Property to Purchaser free and clear of all exceptions, liens, or encumbrances whatsoever, excepting the Permitted Exceptions and the
Lease applicable to such Property (the "Deed"), together with a bill of sale for the Equipment at each Property pursuant to which Seller shall convey to Purchaser the Equipment located at such
Property free and clear of all exceptions, liens or encumbrances whatsoever, except the Permitted
Exceptions. In connection therewith, Seller shall obtain at its expense whatever releases from existing lenders are required (including releases and/or partial terminations of UCC-1 financing statements) in order to effect the foregoing;
            (b)        cause the Title Company to furnish to Purchaser an owner's policy of title insurance pursuant to the Title Commitment (the "Title Policy"), which shall be "later-dated" to cover the Closing Date and the date on which the Deed is recorded;
            (c)        cause Tenant to execute and deliver to Purchaser the Leases and Estoppel
Certificates, and cause Tenant to execute, acknowledge and deliver the SNDAs to the Title
Company.
            (d)        with respect to the those Leases for which Parent is not executing the
Leases, cause Parent to execute and deliver to Purchaser the Guarantys;
            (e)        deliver an opinion of legal counsel regarding (A) the due authorization, execution and delivery of the Leases by Tenant and (B) that no consent or approval is required for the execution and delivery of the Leases by Tenant;
            (f)        deliver to Purchaser with copies of all certificates of occupancy, licenses, permits, authorizations and approvals required by law and issued by all governmental authorities having jurisdiction over the Property to the extent required by law to be in the name of the
Purchaser, together with an assignment of all such warranties, certificates of occupancy, licenses, permits, authorizations and approvals where permitted by law together with copies of all certificates issued by any local board of fire underwriters (or other body exercising similar functions) and the copies of each bill for current real estate and personal property taxes;
            (g)        deliver evidence of the insurance policies required to be maintained by
Tenant under the Lease, naming Purchaser and Purchaser's lender as additional insureds;
            (h)        comply with all of Seller's obligations pursuant to this Agreement and not be in default hereunder;
            (i)        execute and deliver a closing statement itemizing the Purchase Price and all adjustments thereto as provided herein; and
            (j)        execute and deliver such other documents or instruments as may be required under this Agreement, by the Title Company or as otherwise required in Purchaser's reasonable opinion, to effectuate the Closing.
      11.        Purchaser's Obligations at Closing. Subject to the terms, conditions, and provisions hereof, and contemporaneously with the performance by Seller of its obligations under Section 10 above, Purchaser shall:
            (a)        pay the balance of the Purchase Price to the Title Company for disbursement pursuant to Seller's closing statement;
            (b)        execute and deliver a closing statement itemizing the Purchase Price and all adjustments thereto as provided herein;
            (c)        execute and deliver the Leases; and
            (d)        execute and deliver such other documents or instruments as may be reasonably requested by the Title Company, or required under this Agreement, to effectuate the
Closing.
      12.        Closing Costs. At the Closing, Seller shall pay (a) the cost of preparation of the
Deed, (b) all real estate transfer taxes and fees, documentary stamp taxes and intangible taxes,
(c) all premiums and fees related to the purchaser's title commitment and Title Policy for each
Property (excluding the cost of any title policy to be issued to Purchaser's lender, if any), including costs for all endorsements to Purchaser's owner's title insurance policies; (d) all escrow and recording charges, fees and expenses, (e) the cost of any Phase I environmental studies or reports, the cost of any Phase II environmental studies and reports, or engineering or property condition reports relating to the Properties, including any updates thereof required by Purchaser,
(f) the cost of any appraisals relating to the Properties, (g) the cost of the Survey and all updates or changes thereto required by Purchaser, (h) the cost of any zoning reports required by
Purchaser, (i) the cost of any background checks on the principals of Seller, and (j) the cost of paying for any transfer of any permit required by applicable law, or the cost of any required inspection required by applicable law, or the cost of purchaser having to obtain any building or occupancy permit as may be required by applicable law. If requested by Purchaser, Seller agrees to directly and promptly engage and pay for any environmental or zoning consultant, surveyor, or other third party reports that Seller is obligated to pay for under this Section 12. Subject to
Section 16 hereof, Seller and Purchaser shall each pay their own attorneys' fees and costs.
Purchaser shall pay all fees due and owing to Purchaser's lender.
      13.        Prorations. In connection with each Property, Seller shall pay in full, on or before Closing, all general real estate taxes and special assessments (a) for the years prior to the current calendar year, and (b) for the current calendar year only if then due and payable. Seller shall not receive any credit for prepaid taxes or assessments. Rent (as defined and due) under the
Leases for the balance of the month in which Closing occurs, and for the entire month immediately following the month in which Closing occurs, shall be paid to Purchaser at Closing.
      14.        Default by Seller. In the event that Seller should fail to consummate the transactions contemplated by this Agreement for any reason, excepting the failure of any of the
Purchaser's obligations at Closing under Section 11 above to be satisfied or waived, Purchaser may (a) seek any one or more remedies available under the law, in equity (including the right to specifically enforce this Agreement) or otherwise, (b) proceed to consummate this transaction without waiving its right to seek any remedy based upon such default, or (c) terminate this
Agreement and receive back the Deposit and all accrued interest thereon from the Title
Company, in either event by giving prompt written notice thereof to Seller, and without waiving its right to seek any and all remedies at law and equity based upon such default. In the event
Purchaser elects to terminate this Agreement, neither Seller nor Purchaser shall have any further obligations under this Agreement except for those expressly intended to survive the termination of this Agreement. The rights and remedies of Purchaser set forth in this Section 14 shall survive the termination of this Agreement.
      15.        Default by Purchaser. IN THE EVENT PURCHASER SHOULD FAIL TO
CONSUMMATE THE TRANSACTION CONTEMPLATED HEREIN FOR ANY
REASON, EXCEPT (1) DEFAULT OR BREACH BY SELLER; (2) THE FAILURE OF
ANY OF SELLER'S OBLIGATIONS UNDER SECTION 10 ABOVE TO BE SATISFIED
OR WAIVED BY PURCHASER, OR (3) THE FAILURE OF ANY PURCHASER
CONDITION TO CLOSING SET FORTH UNDER SECTION 8 ABOVE, SELLER MAY
TERMINATE THIS AGREEMENT BY GIVING PROMPT WRITTEN NOTICE
THEREOF TO PURCHASER AND AS ITS SOLE AND EXCLUSIVE REMEDY, IN
SUCH EVENT, PURCHASER SHALL BE LIABLE TO SELLER FOR LIQUIDATED
DAMAGES IN THE AMOUNT OF THE DEPOSIT AND ALL ACCRUED INTEREST
THEREON ONLY AND THE TITLE COMPANY SHALL PAY THE DEPOSIT AND
ALL ACCRUED INTEREST THEREON TO SELLER, AND NEITHER SELLER NOR
PURCHASER SHALL HAVE ANY FURTHER OBLIGATIONS UNDER THIS
AGREEMENT. SELLER AND PURCHASER AGREE THAT IT WOULD BE
EXTREMELY DIFFICULT AND IMPRACTICAL TO DETERMINE WITH ANY
DEGREE OF CERTAINTY THE AMOUNT AND EXTENT OF DETRIMENT TO
SELLER IF PURCHASER SHOULD FAIL OR REFUSE TO PERFORM ACCORDING
TO THE TERMS OF THIS AGREEMENT. ACCORDINGLY, THE SELLER AND
PURCHASER HEREBY AGREE THAT FORFEITURE OF THE DEPOSIT AND ALL
ACCRUED INTEREST THEREON SHALL BE CONSIDERED TO BE A FAIR AND
REASONABLE AMOUNT UNDER SUCH CIRCUMSTANCES AND SELLER'S SOLE
AND EXCLUSIVE REMEDY. BY PLACING THEIR INITIALS BELOW EACH
PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS
MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY
COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE
CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION.
      PURCHASER: ________________        SELLER: ______________________
      16.        Attorney's Fees. Should either Seller or Purchaser employ an attorney or attorneys to enforce any of the provisions hereof or to protect its interest in any matter arising under this Agreement or to recover damages for the breach of this Agreement, the losing party agrees to pay the prevailing party all reasonable costs, charges, and expenses, including reasonable attorney's fees, expended or incurred by it in connection therewith.
      17.        Brokerage Commissions. Each party represents to the other that no broker other than Glen Kunofsky of Marcus & Millichap has been involved in this transaction. At the
Closing, Seller shall pay each of such broker a real estate commission pursuant to a separate agreement. Seller and Purchaser agree that if any claim for brokerage commissions are ever made against Seller or Purchaser in connection with this transaction, all claims shall be handled and paid by the party whose actions or alleged commitments form the basis of such claim. Seller agrees to indemnify, defend and hold Purchaser harmless from any loss, liability, damage, cost, or expense (including, without limitation, reasonable attorney's fees) paid or incurred by
Purchaser by reason of any claim to any broker's, finder's, or other fee in connection with this transaction by any party claiming by, through, or under Seller. Except as provided in the foregoing sentence, Purchaser agrees to indemnify, defend and hold Seller harmless from any loss, liability, damage, cost or expense (including, without limitation, reasonable attorney's fees)
paid or incurred by Seller by reason of any claim to any broker's, finder's, or other fee in connection with this transaction by any party claiming by, through, or under Purchaser, which obligation of each party shall survive the Closing.
      18.        Risk of Loss. All risk of loss or damage to each Property prior to Closing, including, without limitation, loss by fire, windstorm, or other casualty (collectively, a
"Casualty") or by condemnation, eminent domain or similar proceedings or threat thereof
(collectively, a "Taking"), shall rest with Seller. If, prior to the Closing, any Property is damaged by a Casualty which costs in excess of $50,000 to repair or rebuild or is the subject of a
Taking, Seller shall give Purchaser written notice thereof and Purchaser shall have the option, exercisable by written notice to Seller within ten (10) business days after the occurrence of such
Casualty or Taking, to either:
            (a)        accept title to such Property without any reduction of the Purchase Price, in which event, at the Closing and subject to the rights and obligations of Tenant under the Lease for such Property, Seller shall assign to Purchaser all of Seller's right, title and interest to any insurance or condemnation proceeds payable to Seller or its successors or assigns by reason of such Casualty or Taking in connection with such Property, and pay over to Purchaser any monies theretofore received by Seller in connection with such fire or other Casualty or Taking; or
            (b)        terminate this Agreement as to the Property suffering the Casualty and receive 1/5th of the Deposit from the Title Company representing the amount of the Deposit associated with such Property, in which event neither Seller nor Purchaser shall have any further obligations under this Agreement with respect to such Property except for those expressly intended to survive the termination of this Agreement.
In the event Purchaser shall fail to exercise either such option within such ten (10) business day period, Purchaser shall be deemed to have elected the option set forth in the foregoing clause (b)
with regard to the Property suffering the Casualty or Taking.
      19.        Assignability. Neither Purchaser nor Seller may assign its respective obligations hereunder without the consent of the other; provided, however, that Purchaser may, without such consent, assign this Agreement to any of its affiliates or subsidiaries.
      20.        Notices; Calculation of Time Periods. Any notice to be given or to be served upon either party hereto in connection with this Agreement must be in writing and shall be given by certified or registered mail (return receipt requested), by overnight express delivery or facsimile (followed by hard copy by either of the two preceding methods of delivery) and shall be deemed to have been given upon receipt. Such notice shall be given the parties hereto at the following addresses:
To Seller:        Ruth's Hospitality Group, Inc.
        International Parkway
        Suite 100
        Heathrow, Florida 32746
        Attention: Vice President, Real Estate
                Fax: (407) 833-9625

With a copy to:        Ruth's Hospitality Group, Inc.
                500 International Parkway
                Suite 100
                Heathrow, Florida 32746
                Attention: General Counsel
                Fax: (407) 833-9625

To Purchaser:        Sovereign Investment Company
                125 Village Boulevard
        Suite 320
        Princeton, New Jersey 08540
        Attention: President/CEO
        Facsimile: (609) 986-2410

With copies to:        Sovereign Investment Company
                777 California Avenue
                Palo Alto, CA 94304
                Attn: General Counsel
                Fax: (650) 213-8183

Either party hereto may at any time, by giving five (5) days written notice to the other, designate any other address in substitution of any of the foregoing addresses to which such notice shall be given and other parties to whom copies of all notices hereunder shall be sent. The term "Day' or
"days" refers to calendar days and unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included at, unless such last day is a Saturday, Sunday or legal holiday for national banks in the location where the
Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday.

      21.        Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
      22.        Entire Agreement. This Agreement represents the entire agreement between
Seller and Purchaser with respect to the subject matter hereof, and all prior agreements between
Seller and Purchaser with respect to such subject matter shall have no further force or effect, including, without limitation, the Proposal Letter.
      23.        Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New Jersey.
      24.        Modification. This Agreement may only be modified or otherwise amended by a written instrument executed by duly authorized representatives of Seller and Purchaser.
      25.        Time of Essence. Time is of the essence of this Agreement.
      26.        Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same instrument.
      27.        Confidentiality. Purchaser and Seller at all times prior to the Close of Escrow shall keep the transactions contemplated hereby and all documents received from each other confidential, except to the extent necessary to (a) comply with applicable laws and regulations,
(b) discuss the same with such party's principals, consultants, attorneys, financial sources and advisors, and (c) carry out the obligations set forth herein. Any disclosure pursuant to clause (b)
of the preceding sentence shall indicate that the information is confidential and should be so treated by the recipient.
      28.        Cooperation with Sales. From and after both the Effective Date and the Closing,
Seller covenants and agrees to cooperate with Purchaser in connection with Purchaser's sales of the Properties, such cooperation to include, without limitation, the following: (a) consenting to
Purchaser's disclosure of Seller's store level financial statements to prospective purchasers and providing such purchasers with copies thereof; (b) consenting to Purchaser's disclosure of the results of any background check on any of Seller's principals and providing such purchasers with copies thereof`; and (c) consenting to Purchaser's providing any prospective purchasers of any of the Properties with copies of the relevant Lease, Guaranty, Estoppel Certificate, and any other documents relative to the subject Property. Seller hereby consents to the matters set forth in subsections (a), (b) and (c) and agrees that no further consents or approvals are required of Seller in connection therewith. Seller agrees that Purchaser's disclosures under this Section 28 are not a violation or breach of Section 27 above. Seller's obligations under this Section 28 shall survive the Closing.

      29.        Effectiveness of Agreement. This Agreement shall not be effective or binding on any party until fully executed by all parties hereto, but shall be interpreted as an offer under control of the offeror prior to such acceptance.
      30.        Further Assurances. Seller and Purchaser agree to perform such other acts, and to execute, acknowledge, and/or deliver prior to or subsequent to the Closing such other instruments, documents and other materials as Seller or Purchaser may reasonably request in order to effectuate the consummation of the transactions contemplated herein and to vest title to the Properties in Purchaser.
[SIGNATURES ON FOLLOWING PAGE]

31.        Exclusivity. At all times from and after the Effective Date until expiration of the
Approval Period or the termination of this Agreement, whichever first occurs, Seller agrees not to solicit, encourage, accept or provide factual information or negotiate with respect to, any offer to purchase the Properties from any person or entity other than Purchaser hereunder.
      32.        Joint and Several. If more than one person or entity executes this Agreement as the Seller hereunder, then each of such persons or entities constituting Seller shall be jointly and severally liable for all covenants, conditions, provisions and agreements of the Seller under this
Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Purchase Agreement effective as of the Effective Date.

SELLER:
RUTH'S HOSPITALITY GROUP, INC.

By /s/ Robert M. Vincent
Its _EVP/CFO______
PURCHASER:
SOVEREIGN INVESTMENT COMPANY,
a California corporation

By: _/s/ Pete Mavoidos____
Name: _Pete Mavoidos________
Its: _President________________

By: _/s/ Craig Vachris__________
Name: _Craig Vachris____________
Its: __Vice President______________

RCSH OPERATIONS, INC., a California
corporation

By: _/s/ Robert M. Vincent___
Name: __Robert M. Vincent___
Its: ___ EVP/CFO ________________

RCSH OPERATIONS, LLC, a Louisiana
limited liability company
By:    Ruth's Hospitality Group, Inc., a
Delaware corporation, its sole member,
manager

By: _/s/ Robert M. Vincent___
Name: Robert M. Vincent_______
Its: __ EVP/CFO _____________

RHG KINGFISH, LLC, a Florida limited
liability company
By:    Ruth's Hospitality Group, Inc., a
Delaware corporation, its sole member,
manager

By: ___/s/ Robert M. Vincent ____
Name: _ Robert M. Vincent ____
Its: ___ EVP/CFO ____________

EXHIBIT A
LEGAL DESCRIPTIONS OF THE PROPERTIES
[attached]

EXHIBIT B

Property Address
Allocated
Purchase Price
Allocated
Annual
Minimum
Monthly Rent
Initial Term*
3633 Veterans Blvd., Matarie, LA
$3,550,296
$300,000
240 full calendar months
74-70 Highway 111, Palm Desert, CA
$4,579,882
$387,000
240 full calendar months
1245 Olentangy River Road, Grandview, OH
$3,266,272
$276,000
240 full calendar months
6700 S. Tamiami Trail, Sarasota, FL
$3,022,746
$255,422
240 full calendar months
661 US Highway 1 North, N. Palm Beach, FL
$3,159,763
$267,000
144 full calendar months

* If the commencement of the initial Term commences on a day other than the first day of the calendar month, then the initial Term will be measured from the first day of the month following the month in which the initial Term commences.

EXHIBIT C

FORM LEASE AGREEMENT
[to be attached during the Approval Period]
1